Exhibit 10.1

EXECUTION COPY
SERVICES AGREEMENT

SERVICES AGREEMENT (this “Agreement”) dated as of February 24, 2011 (the “Effective Date”) by and between Resource Capital Asset Management LLC, a Delaware limited liability company (“RCAM”) (formerly known as Churchill Pacific Asset Management LLC), and Apidos Capital Management, LLC, a Delaware limited liability company (“Apidos Capital”).

WHEREAS, RCAM has entered into the RCAM Collateral Management Agreements (as defined below) (RCAM, in such capacity, the “Collateral Manager”) and pursuant to such agreements provides certain collateral management and related services to the Fund Entities;

WHEREAS, pursuant to Section 13(a) of each of the RCAM Collateral Management Agreements, the Collateral Manager may delegate to any Person any or all of the duties assigned to the Collateral Manager under the RCAM Collateral Management Agreements; and

WHEREAS, in connection with its provision of the collateral management services to the Fund Entities, the Collateral Manager desires that Apidos Capital perform, and Apidos Capital desires to perform, the services described herein; and

NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Defined Terms.

(a)           As used in this Agreement:

“Fund Entities” means the respective Issuers and Co-Issuers under the RCAM Indentures.

“RCAM CLO Documents” means, collectively, the RCAM Collateral Management Agreements, the RCAM Collateral Administration Agreements and the RCAM Indentures.

“RCAM Collateral Administration Agreements" means, collectively, (i) the Collateral Administration Agreement dated as of July 10, 2007 between San Gabriel CLO I Ltd. as Issuer, RCAM as Collateral Manager and Vertus Group, LP as Collateral Administrator, (ii) the Collateral Administration Agreement dated as of January 24, 2007 between Shasta CLO I Ltd. as Issuer, RCAM as Collateral Manager and The Bank of New York Mellon Trust Company, National Association as Collateral Administrator, (iii) the Collateral Administration Agreement dated as of November 21, 2006 between Sierra CLO II Ltd. as Issuer, RCAM as Collateral Manager and The Bank of New York Mellon Trust Company, National Association as Collateral Administrator, (iv) the Collateral

Administration Agreement dated as of December 21, 2004 between Whitney CLO I Ltd. as Issuer, RCAM as Collateral Manager and JPMorgan Chase Bank, National Association as Collateral Administrator, and (v) the Collateral Administration Agreement dated as of March 9, 2004 between Olympic CLO I Ltd. as Issuer, RCAM as Collateral Manager and JPMorgan Chase Bank, National Association as Collateral Administrator.

“RCAM Collateral Management Agreements” means, collectively, (i) the Collateral Management Agreement dated March 9, 2004 between RCAM and Olympic CLO I Ltd., (ii) the Collateral Management Agreement dated December 21, 2004 between RCAM and Whitney CLO I Ltd., (iii) the Collateral Management Agreement dated November 21, 2006 between RCAM and Sierra CLO II Ltd., (iv) the Collateral Management Agreement dated January 24, 2007 (the "Shasta Collateral Management Agreement") between RCAM and Shasta CLO I Ltd. and (v) the Collateral Management Agreement dated July 10, 2007 between RCAM and San Gabriel CLO I Ltd., in each case as the same may be amended, supplemented or otherwise modified from time to time.

“RCAM Indentures” means, collectively, (i) the Indenture dated March 9, 2004 among Olympic CLO I Ltd., as Issuer, and the Co-Issuer and Trustee named therein, (ii) the Indenture dated December 21, 2004 among Whitney CLO I Ltd., as Issuer, and the Co-Issuer and Trustee named therein, (iii) the Indenture dated November 21, 2006 among Sierra CLO II Ltd., as Issuer, and the Co-Issuer and Trustee named therein, (iv) the Indenture dated January 24, 2007 among Shasta CLO I Ltd., as Issuer, and the Co-Issuer and Trustee named therein, and (v) the Indenture dated July 10, 2007 among San Gabriel CLO I Ltd., as Issuer, and the Co-Issuer and Trustee named therein, in each case as the same may be amended, supplemented or otherwise modified from time to time.

(b)           Each capitalized term used in this Agreement without definition has the meaning assigned thereto in the RCAM Indentures, or any individual RCAM Indenture, as the context requires, or if not defined therein, the RCAM Collateral Management Agreements.  For purposes of this Agreement, amendments to any such terms after the Effective Date will not be given any effect unless and until Apidos Capital has received notice of such amendment.  Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa.  The word “including” shall be construed as followed in each case by the words “without limitation.”

Section 2.                      Appointment of Apidos Capital as Service Provider.

(a)           The Collateral Manager hereby appoints Apidos Capital from and after the Effective Date as its subadvisor and agent to assist it in the performance of any and all of the duties assigned to the Collateral Manager under the RCAM CLO Documents (collectively, the “Services”).

(b)           Unless otherwise directed by the Collateral Manager, Apidos Capital may enter into and execute purchases and sales of Portfolio Collateral on behalf of the Collateral Manager.

(c)           Apidos Capital accepts the appointment under Section 2(a) and agrees to perform the Services for the compensation set forth herein.

(d)           The Collateral Manager retains all authority and responsibility for the services required to be performed by the Collateral Manager pursuant to the RCAM Collateral Management Agreements and is not relieved of any of its duties or liabilities under the RCAM Collateral Management Agreements as a result of the services performed by Apidos Capital under this Agreement.

(e)           Subject to the consent of the Collateral Manager, Apidos Capital may retain consultants, outside counsel and accountants and experts or specialists in specific industries or fields of endeavor as it deems necessary for the rendering of the Services to the Collateral Manager and the Fund Entities.  Any expenses incurred by Apidos Capital in connection with the retention of any third party under this Section 2(e) shall be paid by the Collateral Manager within ninety (90) days of invoicing by Apidos Capital.

(f)           Apidos Capital may directly contact the Fund Entities and service providers to the Fund Entities, including the respective Trustees, Collateral Administrators, outside counsel and other relevant parties.

(g)           Notwithstanding anything to the contrary contained herein, it is the intent of the parties that in no event shall the provision of the Services be deemed to constitute an assignment of the rights and obligations of the Collateral Manager in violation of Section 17 of the RCAM Collateral Management Agreements, and if and to the extent necessary the scope of this Agreement shall be appropriately modified to constitute solely activities permitted by Section 13(a) of the RCAM Collateral Management Agreements and not prohibited by Section 17 thereof.

Section 3.                      Access to Information.

(a)           The Collateral Manager will make all arrangements necessary to procure for Apidos Capital access to direct data feeds from the Trustee, Collateral Administrator, agent banks, rating agencies, Wall Street Office and other service providers with respect to the Fund Entities and the Collateral and will provide an authorization form for Apidos Capital to act on behalf of the Collateral Manager in respect of the Services.

(b)           The Collateral Manager will promptly provide copies to Apidos Capital of all proposed and executed amendments or supplements to any RCAM CLO Documents.

(c)           The Collateral Manager will provide, or cause the Trustee to provide, to Apidos Capital copies of all notices to the Collateral Manager under the RCAM CLO Documents.

Section 4.                      Conflicts; Non-Exclusivity.

(a)           If Apidos Capital makes a recommendation to the Collateral Manager to engage in any transaction in which Apidos Capital determines, at its sole discretion, that a Fund Entity’s consent is necessary or advisable under applicable law (including, without limitation, Section 206(3) of the U.S. Investment Advisers Act of 1940 (as amended, the “Advisers Act”) and the rules and regulations promulgated thereunder), by reason of the involvement of Apidos Capital or an affiliate of Apidos Capital, it will notify the Collateral Manager.  If so notified and the Collateral Manager places the transaction, the Collateral Manager will satisfy the requirements set forth in clause (c) and provide a copy to Apidos Capital of the approval by the Issuer for the transaction.

(b)           Apidos Capital may recommend to the Collateral Manager that the Collateral Manager direct a Fund Entity to purchase or sell items of Portfolio Collateral: (i) from or to Apidos Capital or any of its affiliates as principal (“principal transactions”), (ii) from or to any account or portfolio for which Apidos Capital or any of its affiliates serves as investment adviser (or the equivalent) (“client-cross transactions”), or (iii) in an “agency cross transaction for an advisory client” (as defined in Rule 206(3)-2(b) under the Advisers Act) (“agency-cross transaction”).  Apidos Capital agrees to provide additional information in connection with any of the foregoing transactions that is reasonably requested by the Collateral Manager.

(c)           The Collateral Manager will not knowingly direct a Trustee to purchase from or sell to Apidos Capital any security or loan to be included in the Portfolio Collateral in a principal transaction unless (i) such purchase or sale is not in violation of the Advisers Act, (ii) the Issuer shall have received from the Collateral Manager such information relating to such acquisition or disposition as it shall reasonably require, (iii) the Issuer shall have approved such purchase or sale, (iv) such purchase or sale is conducted on an arm’s length basis or on terms that would be obtained in an arm’s length transaction, and (v) such purchase or sale is made in compliance with the applicable RCAM Collateral Management Agreement and RCAM Indenture.  The Collateral Manager will not knowingly direct the Trustee to purchase any security or loan for inclusion in the Portfolio Collateral, or direct the Trustee to sell any security or loan to any account or portfolio, in a client-cross transaction or agency-cross transaction unless (A) such purchase or sale is not in violation of the Advisers Act, (B) such purchase or sale is conducted on an arm’s length basis or on terms that would be obtained in an arm’s length transaction, and (C) such purchase or sale is made in compliance with the applicable RCAM Collateral Management Agreement and RCAM Indenture.

(d)           Notwithstanding the foregoing, the Collateral Manager may cause the purchase (subject to the applicable provisions of the Indenture and this Agreement) of Eligible Investments or items of Portfolio Collateral that are securities of or owned by investment companies registered under the Investment Company Act for which Apidos Capital or an Affiliate acts as investment adviser or distributor; provided, however, that (i) all such transactions comply with the Investment Company Act and the Advisers Act, (ii) all such transactions comply with existing practices and procedures of the Collateral Manager and Apidos Capital, and (c) the respective Fund Entity has not revoked the authorization to do so provided by the applicable RCAM Collateral Management Agreement.

(e)           Although the officers and employees of Apidos Capital will devote as much time to the Services as it deems appropriate, such officers and employees may have conflicts in allocating their time and services among the Services, Apidos Capital’s and any of its Affiliates’ other accounts.  Apidos Capital and any of its Affiliates, in connection with their other business activities, may acquire material non-public confidential information that may restrict

Apidos Capital from recommending securities or selling securities for itself or its clients (including the Collateral Manager) or otherwise using such information for the benefit of its clients or itself.

(f)           Various potential and actual conflicts of interest may arise from the overall investment activity of Apidos Capital and any of its Affiliates.  Apidos Capital and any of its Affiliates and their respective clients may invest for their own accounts in securities or obligations that would be appropriate as items of Portfolio Collateral.  Such investments may be different from those recommended by Apidos Capital to the Collateral Manager.  Apidos Capital and any of its Affiliates and their respective clients may have ongoing relationships with companies whose securities or obligations are pledged as Portfolio Collateral (or whose obligations constitute the Reference Obligation of a Synthetic Security that is Portfolio Collateral) and may own securities and obligations issued by, or loans to, issuers or obligors of Portfolio Collateral or of obligations constituting the Reference Obligations of Synthetic Securities that are Portfolio Collateral.  Apidos Capital and any of its Affiliates and their respective clients may invest in securities or loans that are senior to, or have interests different from or adverse to, the securities that are pledged as Portfolio Collateral.  Apidos Capital may serve as investment adviser for, invest in, or be Affiliated with, other entities organized to issue collateralized debt obligations secured by debt obligations that are similar to items of Portfolio Collateral, and with the same or similar objectives as the applicable Fund Entity.  Apidos Capital will at certain times (i) be simultaneously recommending that the Collateral Manager purchase or sell investments and selling or purchasing the same investments for a similar entity for which it serves as investment adviser currently or in the future, or for its clients or Affiliates and/or (ii) be shorting certain securities that will be the same as the securities included in the Portfolio Collateral or the Reference Obligations of Synthetic Securities that are Portfolio Collateral.  The recommendations made to others by Apidos Capital and transactions effected by Apidos Capital on behalf of itself or others may be the same or different from those recommended to the Collateral Manager.

(g)           The Collateral Manager acknowledges that Apidos Capital and its Affiliates, their respective clients and certain other investors may at times own securities of one or more classes issued by Fund Entities.  In certain circumstances, the interests of a Fund Entity and the holders of securities issued by Fund Entities with respect to matters as to which Apidos Capital is advising the Collateral Manager may conflict with the interests of Apidos Capital, including Apidos Capital and its Affiliates in their capacity as a holder of securities issued by Fund Entities.  The Collateral Manager hereby consents to the various potential and actual conflicts of interests that may exist with respect to Apidos Capital as described above and in subsection (i); provided, however, that nothing contained in this Section 4 shall be construed as altering or limiting the requirement of any law.

(h)           Apidos Capital may, in the allocation of business, take into consideration research and other brokerage services furnished to Apidos Capital or its Affiliates by brokers and dealers which are not Affiliates of Apidos Capital in compliance with Section 28(e) of the United States Securities Exchange Act of 1934.  Such services may be furnished to Apidos Capital or its Affiliates in connection with its other advisory activities or investment operations.

(i)           The services of Apidos Capital to the Collateral Manager are not to be deemed to be exclusive, and Apidos Capital will be free to render investment advisory or other services to others and to engage in other activities.  It is understood and agreed that the members, directors, officers, and employees of Apidos Capital are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

Section 5.                      Standard of Care.  Apidos Capital, in connection with its performance of the Services, will act in good faith and use a degree of skill and attention that is generally comparable to that which it exercises with respect to comparable assets that it manages for itself and for others in accordance with its existing practices and procedures relating to assets of the nature and character of the Portfolio Collateral, in a manner reasonably consistent with its reasonable understanding of accepted asset management practices and procedures practiced by reasonable and prudent institutional managers of national standing managing assets of the nature and character of the Portfolio Collateral, provided, that Apidos Capital shall not be liable for any loss or damage resulting from its failure to satisfy the foregoing standard of care except to the extent such failure would result in liability pursuant to Section 9 hereof.

Section 6.                      Duration and Termination.

(a)           Subject to Sections 6(b) and 6(c), this Agreement shall remain in full force and effect until the earlier of (i) the RCAM Collateral Management Agreements are terminated or (ii) RCAM has resigned or has been removed as collateral manager under the RCAM Collateral Management Agreements.  If less than all of the RCAM Collateral Management Agreements are terminated, this Agreement shall terminate with respect to any such terminated RCAM Collateral Management Agreement, but shall remain in full force and affect with respect to the unterminated RCAM Collateral Management Agreements.

(b)           Notwithstanding the foregoing, the Collateral Manager shall have the right to terminate this Agreement (i) at any time prior if it determines in good faith that Apidos Capital has breached or otherwise failed to comply with any material obligation under this Agreement and such breach or failure has not been cured within 60 days notice thereof to Apidos Capital, and (ii) at any time upon 90 days prior written notice to Apidos Capital.

(c)           Notwithstanding the foregoing, Apidos Capital may terminate this Agreement (i) upon a breach by the Collateral Manager of its obligation to pay fees or Expenses in a timely manner as set forth in Section 7 below and such breach has not been cured with 10 days notice thereof to the Collateral Manager, (ii) upon an amendment of any Indenture or RCAM Collateral Management Agreements that it determines, its sole discretion, will adversely affect its ability to perform the Services, and (iii) at any time upon 90 days prior written notice to the Collateral Manager (or, such shorter time as Apidos Capital may determine (and notify the Collateral Manager of the same) is necessary or advisable for it to comply with applicable legal requirements).

Section 7.                      Fees and Expenses.

(a)           Fees.  In consideration of the performance of its obligations under this Agreement, Apidos Capital will be entitled to receive, and the Collateral Manager will pay to Apidos Capital, the following fees (the “Apidos Fees”): (i) ten percent (10%) of all Base Collateral Management Fees and Additional Collateral Management Fees (including, for the avoidance of doubt all senior and subordinated fees) paid to the Collateral Manager, and (ii) fifty percent (50%) of all Incentive Collateral Management Fees paid to the Collateral Manager.  The Collateral Manager will pay the Apidos Fees promptly upon the Collateral Manager’s receipt of any fees paid to the Collateral Manager.  Promptly after the Effective Date, the Collateral Manager will pay Apidos Capital $128, 710.70, which amount represents ten percent (10%) of all Base Collateral Management Fees and Additional Collateral Management Fees, and fifty percent (50%) of all Incentive Collateral Management Fees paid to the Collateral Manager on and after January 1, 2011 and prior to February 24, 2011.  If this Agreement is terminated pursuant to Section 6 or otherwise, the fees calculated pursuant to this Section 7 will be prorated for any Due Period as to which this Agreement is in effect.

(b)           Expenses.  The Collateral Manager will pay and reimburse Apidos Capital for expenses incurred by Apidos Capital in connection with its performance of the Services, including, without limitation, rating agency fees, reasonable legal fees and expenses and any Wall Street Office compliance fees for software or other related expenses (“Expenses”); provided, however, that the Collateral Manager will pay and reimburse Apidos Capital for Expenses solely to the extent that (i) the Collateral Manager is entitled to reimbursement for such Expenses under Section 5 of the Collateral Management Agreements or (ii) the Collateral Manager has approved such Expenses.  Expenses will be paid no later than 90 days after invoicing to the Collateral Manager by Apidos Capital.

(c)           The parties acknowledge and agree that the Collateral Manager will be responsible for the payment of all fees and Expenses paid to Apidos Capital under the Agreement and that no such fees or expenses will be paid directly by the Fund Entities to Apidos Capital; provided, however, that nothing in this Section 7(c) will preclude the Collateral Manager in its sole discretion from seeking reimbursement for such fees or expenses from the Fund Entities to the extent permitted under the RCAM Collateral Management Agreements.  If such reimbursement is sought, the Collateral Manager will notify Apidos Capital of the basis for seeking reimbursement.

Section 8.                      Representations and Warranties.

(a)           Each of the parties hereby represents and warrants that as of the date hereof:

(i)           Existence; Authority; Enforceability.  It has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.  It is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(ii)           Absence of Conflicts.  The execution and delivery by it of this Agreement and the performance of its obligations hereunder do not and will not (A) conflict with, or result in the breach of any provision of its constitutive documents; (B) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which it is a party or by which its assets or operations are bound or affected; or (C) violate, in any material respect, any applicable law.

(iii)           Consents.  Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by it in connection with (A) the execution, delivery or performance of this Agreement or (B) the consummation of any of the transactions contemplated herein.

(iv)           Compliance with Legal Requirements.  Its assets, business and record keeping practices are not currently in violation of any applicable law, which violation could reasonably be expected to have a material adverse effect upon its ability to perform its obligations hereunder.

(b)           The Collateral Manager hereby represents and warrants that as of the date hereof, (i) it has performed its obligations under the RCAM CLO Documents in compliance with the terms thereof, (ii) no Default has occurred under any RCAM Indenture and (iii) no “cause” (as defined in the RCAM Collateral Management Agreements) for termination of the Collateral Manager exists under any RCAM Collateral Management Agreement.

Section 9.                      Limitation of Liability.

(a)           Apidos Capital will not be liable for, and the Collateral Manager will not take any action against Apidos Capital or hold Apidos Capital liable for, any error of judgment or mistake of law or for any loss suffered by a Fund Entity (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of Apidos Capital’s duties under this Agreement, except for a loss resulting from willful misconduct, gross negligence or bad faith on the part of Apidos Capital in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations and duties under this Agreement.

(b)           Apidos Capital assumes no responsibility under this Agreement other than to render the Services in good faith in accordance with the standard of care provided in Section 5 and subject to the standard of conduct described in the next succeeding sentence, shall not be liable for any action or inaction of the Collateral Manager in following or declining to follow any advice, recommendation or direction of Apidos Capital or for any action or inaction of the

Collateral Manager, any Trustee or Collateral Administrator.  Apidos Capital, its Affiliates and their respective members, principals, partners, managers, directors, officers, stockholders, employees, representatives and agents (collectively, the “Apidos Capital Parties”) will not be liable to any Issuer or Co-Issuer, Trustee, Collateral Administrator, Paying Agent, the holder of any securities issued by a Fund Entity, or any other Person for any expenses, losses, damages, demands, charges, judgments, assessments, costs or other liabilities or claims of any nature whatsoever (including reasonable attorneys’ and accountants’ fees and expenses) (collectively, “Liabilities”) incurred by any Issuer or Co-Issuer, Trustee, Collateral Administrator, Paying Agent, the holder of any securities issued by a Fund Entity, or any other Person that arise out of or in connection with the performance by Apidos Capital of its duties under this Agreement.  The Apidos Capital Parties will not be liable to the Collateral Manager for Liabilities that arise out of or in connection with the performance of Apidos Capital under this Agreement except by reason of Apidos Capital Breaches.  “Apidos Capital Breaches” means acts or omissions of the Collateral Manager constituting criminal conduct, fraud, bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of Apidos Capital hereunder.  Notwithstanding the foregoing, in no event shall Apidos Capital or any other Apidos Capital Party be liable for consequential, special, exemplary or punitive damages.  For the avoidance of doubt, the Apidos Capital Parties will not be liable for trade errors that may result from ordinary negligence.

(c)           United States federal and state securities laws may impose liability under certain circumstances on Persons who act in good faith.  Nothing herein will constitute a waiver or limitation of any rights which a Person may have under any applicable federal or state securities law.

Section 10.                      Indemnification.

(a)           The Collateral Manager shall fully indemnify, release, defend and hold harmless the Apidos Capital Parties who participate in the performance of Services for any and all Liabilities of any kind or nature arising from or relating to the performance by Apidos Capital of the Services and will reimburse Apidos Capital and any other Apidos Capital Party for all reasonable fees and expenses (including reasonable fees and expenses of counsel) as such fees and expenses are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation, caused by, or arising out of or in connection with the performance of the Services to the extent not constituting an Apidos Capital Breach.  Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

(b)           Apidos Capital agrees that it will repay to the Collateral Manager, any amounts paid by the Collateral Manager in respect of indemnification under Section 10(a) to the extent the Liabilities in respect of which such amounts were paid are found by a court of competent jurisdiction in a judgment which has become final (whether or not subject to appeal) to have resulted from an Apidos Capital Breach.

(c)           Apidos Capital will not be obligated to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under this Agreement or that, in its sole opinion,

may involve it in any expense or liability.  In the exercise of its discretion, however, Apidos Capital may undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to this Agreement or the interest of the Collateral Manager hereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom (other than liabilities to the extent arising from an Apidos Capital Breach), shall be borne by the Collateral Manager, and Apidos Capital will be entitled to receive reimbursement thereof from the Collateral Manager.

(d)           Apidos Capital will indemnify and hold harmless the Collateral Manager in respect of any Liabilities and will reimburse the Collateral Manager for all reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation, in each case, to the extent and only to the extent that such Liabilities, fees, expenses and other amounts result from an Apidos Capital Breach.  Any Liabilities, fees, expenses and other amounts to be paid by Apidos Capital in respect of its indemnification of the Collateral Manager under this Section 10(d) will be payable only upon and to the extent that a court of competent jurisdiction has found in a judgment which has become final (whether or not subject to appeal) that such Liabilities, fees, expenses and other amounts resulted from an Apidos Capital Breach.

Section 11.                      Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto, which consent may be granted or withheld by each consenting party in its discretion.  Any consent required for such assignment under the Advisers Act will be obtained.  This Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs or personal representatives of each party hereto.

Section 12.                      Governing Law; Waiver of Jury Trial.

(a)           THIS AGREEMENT AND ANY DISPUTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY AGREES THAT ANY CLAIM, ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN AN APPROPRIATE STATE COURT IN THE STATE OF NEW YORK OR THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, AND NOT IN ANY OTHER STATE OR FEDERAL COURT IN THE UNITED STATES OF AMERICA OR ANY COURT IN ANY OTHER COUNTRY.

(c)           EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.                      Notices.  Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail (postage prepaid, return receipt requested), courier, overnight delivery or, in the case of fax or electronic mail notice, when received in legible form, to such persons or addresses as shall be notified from time to time.

Section 14.                      Effectiveness; Counterparts.  This Agreement shall become effective as of the Effective Date.  This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

Section 15.                      No Third-Party Beneficiaries.  No provision of this Agreement is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.  The parties agree that neither the Fund Entities nor any holder of any securities issued by a Fund Entity will be third-party beneficiaries of this Agreement.

Section 16.                      Survival.   Each party agrees that the rights and obligations arising under the provisions of Sections 7, 9, 10, 12 and 17 (as well as all defined terms) shall survive the termination of this Agreement.

Section 17.                      Confidentiality.

(a)           Each party shall treat as confidential all Confidential Information of the other (as that term is defined below) and use such information only in furtherance of the purposes of this Agreement. Each party shall limit access to the Confidential Information to its members, affiliates, employees, consultants, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information.

(b)           For purposes of this Agreement, Confidential Information shall include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, or (iii) was known to the applicable party at the time of the disclosure.

(c)           The confidentiality obligations set forth herein shall survive the termination of this Agreement for a period of two years.  For the avoidance of doubt, each party hereto parties shall be permitted to publicly disclose that it has entered into this Agreement and may indicate in any such disclosure materials the services provided hereunder.

Section 18.                      Entire Agreement; Amendments and Waivers, etc. This Agreement is a complete and exclusive statement of the terms of the Agreement between the parties with respect to the subject matter hereof and may not be changed, modified, terminated or waived except by an instrument in writing executed by the parties hereto.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, schedule or exhibit hereto.  Section and other headings contained in this Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

Section 19.                      Independent Contractor Status.  For purposes of this Agreement, Apidos Capital shall act in the ordinary course of its business as an agent of independent status.

Section 20.                      Notice of Change.  For so long as Apidos Capital is a limited liability company, it will undertake to notify the Collateral Manager of any change in the identity of its managing member.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, by their respective authorized officers where applicable, as of the Effective Date.

RESOURCE CAPITAL ASSET MANAGEMENT LLC

By: ___________________________________

Name: David J. Bryant

Title: Senior Vice-President and Chief Financial Officer

 APIDOS CAPITAL MANAGEMENT, LLC

By: ___________________________________

Name: Christopher D. Allen

Title: Chief Operating Office